UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 24, 2005
(Date of report; date of
earliest event reported)
Commission file number: 0-51438
RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-1770738
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard
Minneapolis, Minnesota
55437
(Address of principal executive offices)
(Zip Code)
(952) 857-8700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 7.01 Regulation FD Disclosure
On October 24, 2005, Residential Capital Corporation issued a press release confirming its net income for the three and nine months ended September 30, 2005. The text of the press release follows:
Residential Capital Corporation
Confirms 2005 Third Quarter Earnings Statement
MINNEAPOLIS (October 24, 2005) — Residential Capital Corporation (“ResCap”) confirms the 2005 third quarter earnings statement made by Sanjiv Khattri, GMAC executive vice president and chief financial officer, and a member of the ResCap Board of Directors. Specifically, ResCap confirms that its net income for the three and nine months ended September 30, 2005 was $280 million and $902 million, respectively.
About ResCap
Residential Capital Corporation (ResCap) is a leading real estate finance company, focused primarily on the residential real estate market in the United States, Canada, Europe and Latin America. Our diversified businesses — GMAC-RFC, GMAC Mortgage, Ditech.com, GMAC Bank and Homecomings Financial — cover the spectrum of the U.S. residential finance industry, from origination and servicing of mortgage loans through their securitization on the secondary market. We also provide capital to other originators of mortgage loans, residential real estate developers, resort and timeshare developers and healthcare companies. ResCap is an indirect wholly owned subsidiary of General Motors Acceptance Corporation (GMAC). For more information about our company, visit https://www.rescapholdings.com.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION (Registrant)
Dated: October 24, 2005	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer